Exhibit 99.1

Item 1.	Business

General

Layne Christensen Company (“Layne”, “our”, “we” or “us”) is a leading global water management and services company, with more than 130 years of industry experience, providing responsible, sustainable, integrated solutions to address the world’s water, minerals and infrastructure challenges. Protecting our essential resources is a continuing focus within Layne.  Our customers include government agencies, investor-owned utilities, industrial companies, global mining companies, consulting engineering firms, oil and gas companies, power companies and agribusiness.

We operate on a geographically dispersed basis, with approximately 65 sales and operations offices located throughout North America, South America, and through our affiliates in Latin America. Layne maintains executive offices at 1800 Hughes Landing Boulevard, Suite 800, The Woodlands, Texas 77380. The telephone number is (281) 475-2600 and the website address is www.layne.com which is where you can find periodic and current reports, free of charge, as such material is filed with the Securities and Exchange Commission (“SEC”).

We manage for our customers, water throughout its lifecycle, including supply, treatment, delivery, maintenance and rehabilitation. Throughout each phase, we work to ensure compliance with complex state and federal regulations, and to meet increasingly high demand for quality, reliability and efficiency. Our mineral services teams extract representative samples that accurately reflect the underlying mineral deposits for our global mining customers.

Business Segments

During the first quarter of our fiscal year ended January 31, 2018, we completed the sale of substantially all of the assets of our Heavy Civil business. The results of operations related to the Heavy Civil business have been retrospectively presented as discontinued operations for all periods presented. Unless noted otherwise, the following description of our business pertains to continuing operations. See Note 16 to the Layne’s audited consolidated financial statements (the “Consolidated Financial Statements”) filed as Exhibit 99.5 to our Current Report on Form 8-K filed on February 26, 2018 (the "Recast Form 8-K"), for a discussion of discontinued operations.

We operate our business in three segments: Water Resources, Inliner and Mineral Services. Each of our segments has major customers; however, no single customer accounted for 10% or more of revenues in any of the past three fiscal years. See Note 17 to the Consolidated Financial Statements for financial information pertaining to the operations and geographic spread of the segments and foreign operations.

Water Resources

Operations

We provide a full suite of water-related products and services throughout the U.S., including hydrologic design, source of supply exploration, well and intake construction, including radial collector wells (Ranney® Collector Wells), and well and pump maintenance and rehabilitation. We also offer water treatment equipment and engineering services, providing systems for the treatment of regulated and nuisance contaminants, specifically iron, manganese, hydrogen sulfide, arsenic, radium, nitrate, perchlorate and volatile organic compounds.

Water supply solutions for government agencies, industry and agriculture require the integration of hydrogeology and engineering with proven knowledge and application of drilling techniques.  The drilling methods, size and type of equipment required depend upon the depth of the wells and the geological formations encountered at the project site. We have extensive well archives in addition to technical personnel who determine geological conditions and aquifer characteristics. We provide feasibility studies, analyze the results and define the source, depth and magnitude of an aquifer. We can estimate recharge rates, recommend well design features, plan well field design and develop water management plans. To conduct these services, we maintain a staff of professional employees including engineers, geologists and hydrogeologists.

The radial collector well group specializes in the design of, and turnkey infrastructure services for, high capacity water supply systems including radial collector wells, surface water intakes, infiltration galleries, riverbank filtration and sea water systems. Collector wells typically combine high yields with cost-effective operating and maintaining costs. In most cases, they are less intrusive on the environment.

Our involvement in the initial drilling of wells positions us to win follow-up maintenance and rehabilitation business. Such rehabilitation is periodically required during the life of a well, as groundwater may contain bacteria, iron, high mineral content, or other contaminants and screen openings may become blocked, reducing the capacity and productivity of the well. We offer complete diagnostic and rehabilitation services for existing wells, pumps and related equipment through our network of regional offices. In addition to our well service rigs, we have equipment capable of conducting downhole closed circuit televideo inspections, one of the most effective methods for investigating water well problems, enabling us to effectively diagnose and respond quickly to well and pump performance problems. Our personnel can perform a variety of well rehabilitation techniques, using both chemical and mechanical methods. We also have the capability and inventory to repair, in our own machine shops, most water well pumps, regardless of manufacturer, as well as to repair well screens, casings and related equipment such as chlorinators, aerators and filtration systems. Water Resources also offers investigative services to assist in assessing, monitoring and characterizing water quality and aquifer parameters.

Water Resources provides water management solutions to the oil and natural gas industry’s exploration and production water related challenges. Our water management services specialize in hydrogeological assessments and sourcing, transfer, storage, and treatment.

Customers & Markets

In Water Resources, our customers are typically government agencies, national and regional consulting firms engaged by federal and state agencies, and local operations of agricultural, industrial and energy businesses. The term “government agencies” includes federal, state and local entities.

Demand for water solutions are expected to grow as government agencies, industrial, agricultural and energy companies compete for increasingly limited water resources. The combination of tightening regulations and water scarcity has resulted in increasingly sophisticated water consumers, and this in turn has created opportunities for the introduction of long-term sustainable methods and technologies such as aquifer recharge, water re-use, injection wells and zero-liquid discharge treatment systems. Injection wells place fluid deep underground into porous rock formations, and have seen market demand driven by new regulations and the need to economically dispose of waste associated with municipal and industrial water treatment.

Main drivers for water supply and treatment include shifting demographics and urban sprawl, deteriorating water quality and infrastructure that supplies our water, increasing water demand from industrial expansion, increasing amounts of water used in oil and gas production, stricter regulation and new technology that allows us to achieve new standards of quality. Well and pump rehabilitation demand depends on the age and application of the equipment, the quality of material and workmanship applied in the original well infrastructure and changes in depth and quality of the groundwater. The demand for well and pump rehabilitation in the public market is highly influenced by municipal budgets.

Competition

The U.S. water well drilling and rehabilitation markets are highly fragmented, consisting of several thousand regional and local contractors. Water well drilling work is usually obtained on a competitive bid basis for government agencies, while work for industrial customers is obtained both on a competitive bid and negotiated basis. The majority of these water well drilling contractors are primarily involved in drilling low-volume water wells for agricultural and residential customers, markets in which we do not generally participate. Competition in the energy market is primarily from local small and mid-sized contractors.

There are no proprietary technologies or other significant factors that prevent other firms from entering these local or regional markets or from consolidating into larger companies more comparable in size to us.

Well and pump rehabilitation work is typically negotiated on an emergency basis or within a relatively short period of time.  Those companies with available rigs and the requisite expertise have a competitive advantage by being able to respond quickly to repair requests.

Inliner

Operations

Inliner is a full service rehabilitation company offering a wide range of solutions for wastewater, storm water and process sewer pipeline networks. The foundation of our services is our proprietary Inliner® and Inliner STX® cured-in-place pipe (“CIPP”) products. The products allow us to rehabilitate aging and deteriorated infrastructure to provide structural rebuilding as well as infiltration and inflow reduction. Their trenchless nature reduces rehabilitation costs, minimizes environmental impact and reduces or eliminates surface and social disruption.

Layne Inliner, LLC began as the first U.S. licensee of the Inliner® technology in 1991. From that beginning, we have expanded and have come to own and operate Inliner Technologies and Liner Products, the technology company and lining tube manufacturer, respectively. This vertical integration gives us control of the Inliner® product from raw material purchases to product installation. In our 25-year history, we have successfully installed more than 26 million feet of 4 to 96-inch CIPP throughout the U.S. in traditional round as well as non-circular pipe geometries. Inliner’s lining tube manufacturing facilities, saturation facilities (both felt and UV), and installation techniques are ISO 9001:2008 certified, bringing an added element of quality control to product design, tube infrastructure services, saturation and field installation.

Inliner has the ability to supply both traditional felt-based or composite CIPP lining tubes cured with water or steam, and fiberglass-based lining tubes cured with ultraviolet light. Our liner production facility was expanded during the fiscal year ended January 31, 2017 in order to allow us to increase that product availability. We continue to offer outside sales of dry as well as install-ready, resin-saturated felt liners and install-ready, resin-saturated fiberglass/UV liners to other marketplace installers.

While Inliner focuses on CIPP, we also provide full system renewal and infrastructure management services. Inliner provides a wide variety of other rehabilitative methods including Janssen structural renewal for service lateral connections and mainlines, traditional excavation and replacement and manhole renewal. Inliner’s expertise, experience and customer-oriented contracting combined with an ability to provide a diverse line of products and services differentiates us from other rehabilitation contractors and allows Inliner to provide clients with single source accountability for rehabilitative services.

Customers & Markets

Inliner customers are typically municipalities and local operations of industrial businesses. The geographic reach of the Inliner installation group stretches from the east coast westward generally to the Rocky Mountains. Felt based sales through Liner Products are predominantly U.S. based. Fiberglass/UV based sales are all U.S. generated.

Many of the drivers for wastewater, storm water and process sewer rehabilitation demand are largely a function of deteriorating urban infrastructure compounded by population growth and deteriorating water quality.  U.S. Environmental Protection Agency (EPA) mandated consent decrees continue to drive the larger rehabilitation programs and force those entities to address infiltration and inflow of groundwater into damaged or leaking sewer lines, within defined timelines. These factors and enforcement of stricter regulation drive the rehabilitation market to continue to deploy technologies like CIPP and combine them with new technologies all while continuing to focus on the achievement of lasting solutions and high quality standards.

Competition

The CIPP industry has a limited number of contractors with nationwide coverage.  Numerous more regionalized competitors are found throughout the U.S. Municipal work is typically obtained on a competitive bid basis with some exceptions of qualification-based or design build proposals used predominantly in larger, longer-term and more complex projects. Multi-year contracts, although typically gained at least initially through a structure that involves a competitive pricing element, continue to exist and remain a focal point for Layne. Industrial or private work can be either competitive bid or negotiated.

Larger competitors share the same vertical integration - tube manufacturing/assembly, resin-saturation (wetout) and installation -  as Inliner, while most smaller competitors rely on third party tube supply and wetout. This saturated tube supply and the lack of having to construct wetout facilities allows smaller competitors to initially enter and continue to remain in the CIPP business. The entrance of fiberglass products cured with ultraviolet light continues to open up further competition in the UV market segment especially with more regional, localized installation contractors that often perform CIPP as a side product to complement the other tasks they perform.

Despite widespread competition, Inliner remains one of the most diversified providers in the industry by offering ancillary products and infrastructure services, subcontracting partnerships and infrastructure management services all designed to provide broader solutions than just CIPP installation.

Mineral Services

Operations

Before investing heavily in development to extract minerals, global mining and junior mining companies hire companies such as Mineral Services to extract rock and soil samples for analyses of mineral content and grade. Mineral Services conducts primarily above ground drilling activities, including all phases of core drilling, reverse circulation, dual tube, hammer and rotary air-blast methods. Samples extracted must be free of contamination and accurately reflect the location and orientation of underlying mineral deposits. We also drill to support the definition of ore bodies to maximize the efficiency of mining.

Mineral Services also has ownership interests in foreign affiliates operating in Latin America that form our primary presence in Chile and Peru. Mineral Services manages interests in our foreign affiliates, where we do not have majority ownership or operating control, through regular management meetings and analysis of key operating and financial information. The foreign affiliates are engaged in similar operations to Mineral Services, and also the manufacture and supply of drilling equipment, parts and supplies.

Mineral Services has experienced the effects of the global decline in demand for mineral exploration and the overall soft market for base and precious metals during our last four fiscal years.  Mineral Services has continually adjusted our operations in response to market conditions in the industry.  As discussed in Note 18 to the Consolidated Financial Statements, during the fiscal year ended January 31, 2016, we implemented a plan to exit our operations in Africa and Australia that included reducing operating expenses, and shifting assets to the Americas. The minerals exploration business is cyclical in nature and we believe the industry will recover as metals prices improve. Our safety record and ability to re-deploy assets quickly when called upon makes Mineral Services well positioned for opportunities.

Customers and Markets

Mineral Services customers are major gold and copper producers and to a lesser extent, other base metal producers including iron ore. Mineral Services’ largest customers are multi-national corporations headquartered in the U.S., Brazil, Europe and Canada.  The success of Mineral Services is closely tied to global commodity prices and demand for our global mining customers’ products. Our primary markets are in the western U.S., Mexico and Brazil. See Item 1A, Risk Factors filed as exhibit 99.2 to the Recast Form 8-K for a discussion of the risks associated with operating in these foreign countries.

Demand for mineral exploration drilling is driven by the need to identify, define and develop underground base and precious mineral deposits.  Factors influencing the demand for mineral-related drilling services include the absolute price level and volatility in commodity prices, international economic and political conditions, inflation, foreign exchange levels, the economic feasibility of mineral exploration and production, the discovery rate of new mineral reserves and the ability of mining companies to access capital for their activities. The downward trend in commodity prices in recent years has significantly reduced demand for mineral-related drilling services.

The mineral exploration market is dependent on financial and credit markets being readily available to fund drilling and mining programs. In addition, mining companies’ ability to seek cash for their operations through other avenues, which traditionally have been available to them, is dependent on market pricing trends for base and precious metals.

Competition

Mineral Services competes with a number of drilling companies, as well as vertically integrated mining companies that conduct their own exploration drilling activities. Many of these competitors have greater capital and other resources than we have. In the mineral exploration drilling market, Mineral Services competes based on price, technical expertise and reputation. Mineral Services work is typically performed on a negotiated basis.

Contracts

We identify potential projects from a variety of sources.  After determining which projects are available, we make a decision on which projects to pursue based on factors such as project size, duration, availability of personnel, current backlog, profitability expectations, risk profile, type of contract, prior experience, source of project funding and geographic location.

We execute our contracts through a variety of methods, including cost-plus, fixed-price, time and material, day rate, unit price or some combination of these methods.  Customers may consider price, technical capabilities of equipment and personnel, safety record and reputation, among other factors.

Fixed-price contracts have historically been used in competitively bid water well and specialty contracts.  These contracts commit the contractor to provide all of the resources required to complete a project for a fixed sum.  Usually, fixed-price contracts transfer more risk to the contractor.

Most of our contract revenues and costs are recognized using the percentage of completion method.  For each contract, we regularly review contract price and cost estimates as the work progresses and reflect adjustments in profit proportionate to the percentage of completion of the related project in the period when we revise those estimates.  To the extent that these adjustments result in a reduction or elimination of previously reported profits with respect to a project, we recognize a charge against current earnings which could be material.

Backlog Analysis

Backlog represents the dollar amount of revenues we expect to recognize in the future from contracts that have been awarded. We include a project in backlog at such time as contracts are executed or notices to proceed are obtained, depending on terms of the contract. Backlog amounts include anticipated revenues associated with the original contract amounts, executed change orders, and any claims that may be outstanding with customers for which recovery is considered probable. The backlog figures are subject to modifications, alterations or cancellation provisions contained in the various contracts. Historically, those provisions have not had a material effect on the Consolidated Financial Statements.

Backlog may not be indicative of future operating results. There have been no changes in the methodology used to determine backlog during the fiscal years ended January 31, 2017 and 2016. Backlog is not a measure defined by generally accepted accounting principles in the United States (“GAAP”) and is not a measure of profitability. Our method for calculating backlog may not be comparable to methodologies used by other companies.

Layne’s backlog of uncompleted contracts at January 31, 2017, was approximately $166.6 million as compared to $211.2 million at January 31, 2016. The following table provides an analysis of backlog by segment for the fiscal year ended January 31, 2017.

	Backlog at	New Business	Revenues Recognized	Backlog at
(in millions)	January 31, 2016	Awarded (1)	FY 2017	January 31, 2017
Water Resources(2)	$97.6	$156.2	$204.6	$49.2
Inliner	113.6	200.6	196.8	117.4
Total	$211.2	$356.8	$401.4	$166.6

(1)	New business awarded consists of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.
(2)	The decline in backlog for Water Resources is primarily due to reduced activity in the western U.S., as a result of significant precipitation.

Of Layne’s total backlog of $166.6 million as of January 31, 2017, approximately $7.9 million relates to active contracts that are in a loss position. The remaining contracts in backlog have future revenues which are expected to equal or exceed costs when recognized. We can provide no assurance as to the profitability of the contracts reflected in backlog. It is possible that the estimates of profitability could increase or decrease based on changes in productivity, actual downtime and the resolution of change orders and any claims with customers. As of January 31, 2017, there were no significant contracts in backlog not moving forward as originally scheduled.

During the fiscal years ended January 31, 2017 and 2016, there were no significant cancellations of amounts previously included in backlog and no significant changes in anticipated gross margin trends based on current backlog.